                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 18, 2004 relating to the financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2003 Annual Report on Form 11-K.


                                   /s/ BDO Seidman, LLP

Dallas, Texas
June 28, 2004